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                                                                   Exhibit 10(j)


                SHERWIN-WILLIAMS MANAGEMENT COMPENSATION PROGRAM
                ------------------------------------------------

PURPOSE
-------

The purpose of the Sherwin-Williams Management Compensation Program is to establish and maintain a performance and achievement oriented management environment throughout the Company that results in improved profits and/or creativity. The primary emphasis is to develop Sherwin-Williams as a superior company that can achieve and sustain above average earnings growth and a company dedicated to excellence in management, products, services and product development.

With this in mind, the Program is designed so that participating managers will earn higher than average total compensation for doing an above average job and have the opportunity to accumulate a significant estate if the Company's long-range earnings goals are achieved.

TOTAL COMPENSATION
------------------

Sherwin-Williams' base salary structure is so designed that a participant may receive a level of salary compensation which approximates the average of that paid an equivalent position in the same or similar industries, as reported by several outside executive compensation services. Those who participate in the Incentive Plan may be awarded additional compensation in the form of cash and deferred compensation for performance results that meet or exceed specified pre-determined goals. Total compensation, therefore, may exceed that of comparable executive positions in the outside marketplace.

         I.       BASE SALARY
                  -----------

                  Sherwin-Williams' overall salary structure is reviewed annually to insure that it remains competitive. Positions are classified within the salary structure on the basis of assigned responsibilities.

                  The mid-point salary of a grade assigned to a position is the salary level which approximates the average salary paid an equivalent position in the same or similar industries. Data are obtained from the latest survey information available from various executive compensation data sources. Where salary information is not available for a particular position, the salary grade assigned is consistent with other positions having similar responsibilities in the Company and in similar industries.

                  Individual salaries are reviewed at least annually, but it must be understood that salaries may not increase each year. Decisions relating to salary increases are based on guidelines provided by management.



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         II.      S-W MANAGEMENT INCENTIVE PLAN
                  -----------------------------

                  The second element of the compensation program is the Sherwin-Williams Management Incentive Plan ("Plan"). This incentive Plan is designed to permit the total compensation of a key manager to reflect:

                  A. The performance of a particular unit (profit center or department), and

                  B. The results of individual efforts as related to established goals. Goals must require well above average performance and results should be difficult to attain and have a significant impact on the improvement of the organizational unit and/or the Company.

                  ELIGIBILITY TO PARTICIPATE IN SWMIP
                  -----------------------------------

                  Eligibility to participate in the Plan is limited to Corporate, Group and Division key managers who are responsible for profit decisions and major policy direction. To remain a participant, one must remain an active employee in a participating job through the end of the Plan year (December
                  31). Individuals employed in a participating job by October 1 of the Plan year may become eligible to participate in that Plan year upon approval of the Chief Executive Officer and/or the Compensation Committee of the Board of Directors.

                  Division participants are selected and recommended by the Division President, Group President and Chief Operating Officer on an individual basis after careful consideration and evaluation and must be approved by the Chief Executive Officer. The potential of the position to contribute to the achievement of overall company goals is the major criterion for being approved as a Plan participant.

                  Participation at the Corporate level is limited to Officers and Major Department Heads.

                  Certain limits are placed on the number of managers from any one Division that may be included in the Plan as shown below. The numbers shown in parentheses represent additional participants who may be included in the Plan if warranted by the responsibilities of the position.

                  Division Sales      Number Eligible     Rec. Positions
                  --------------      ---------------     --------------
                  Below $25MM         1 + (1)             General Manager

                  $25MM to $50MM      3 + (1)             General Manager
                                                          Marketing Manager
                                                          Manufacturing Manager



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                  $50MM to $150MM       4 + (2)        General Manager
                                                       Marketing Manager
                                                       Manufacturing Manager
                                                       Controller
                                                       Technical Director

                  $150MM to $300MM      5 + (2)        General Manager
                                                       Marketing Manager
                                                       Manufacturing Manager
                                                       Controller

                  $300MM to $600MM      6 + (3)        Technical Director
                                                       Product Manager
                                                       Human Resources Director
                                                       Merchandise Manager

                  $600MM & over         7 + (4)        Region Director


                  INCENTIVE AWARDS
                  ----------------

                  The Plan is designed to provide an award for improvement over prior year results. To be eligible for any award under the Plan, a participant, Division or Department must attain at least 75% of the improvement portion of the major profit or program goal.

                           For example:
                                    Prior Year Actual PBT:    $13.0MM
                                    Plan Year PBT:            $14.0MM
                                    Planned Improvement:      $ 1.0MM

                                    The threshold for earning an award is an improvement of $0.750MM (75% of $1MM) or an actual PBT for the Plan Year of $13.75MM.

                  WHERE AN APPROVED PROFIT GOAL SHOWS NO IMPROVEMENT, OR IS CONSIDERED TO SHOW INSUFFICIENT IMPROVEMENT, THE PARTICIPANT, DIVISION OR DEPARTMENT MUST ATTAIN THE GOAL TO EARN ANY AWARD. THE ACHIEVEMENT OF THIS GOAL MAY RESULT IN AN INCENTIVE AWARD AT THE MINIMUM PAYOUT LEVEL FOR THE APPROPRIATE INCENTIVE GROUP (AS HEREAFTER DESCRIBED), PROVIDED THAT THE COMPANY ACHIEVES ITS OVERALL GOALS. GENERALLY, NO ADDITIONAL INCENTIVE WILL BE AWARDED UNLESS THE RESULTS EXCEED THE PRIOR YEAR'S ACTUAL RESULTS.



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                           As an example:
                           Prior Year Actual PBT:    $13.0MM
                           Plan Year Goal PBT:       $12.7MM

                           Incentive payouts MAY be as follows, assuming the Company achieves its overall goals:

                           Plan Year Actual PBT           Incentive Award
                           --------------------           ---------------
                           < $12.7MM                            0
                           $12.7MM            Minimum Payout Per Incentive Group
                           $12.8MM                              "
                           $12.9MM                              "
                           $13.0MM                              "
                           > $13.0MM                 Management Discretion

                  Participants are assigned to an Incentive Group (Exhibit A) which determines the potential percentage of base salary that may be awarded. Assignment to an Incentive Group is made by the Chief Executive Officer. Individual awards are based on the overall percentage of goal achievement as described in the Performance Results Evaluation section which follows and as approved by the Chief Executive Officer and/or the Compensation Committee of the Board of Directors.

                  PERFORMANCE RESULTS EVALUATION
                  ------------------------------

                  Assuming the overall Company earnings performance is at least 75% of the Planned improvement goal, individual performance is evaluated at the end of the year in terms of achievement of goals set by the participant and approved by management at the beginning of the year. If the Company does not meet the minimum earnings improvement, funds may not be available for awards, although special awards may be made under exceptional circumstances.

                  The process for individual goal achievement evaluation is outlined in the following steps. In all cases, recommended awards must be approved by the Chief Executive Officer and/or the Compensation Committee of the Board of Directors.

                  PROCEDURES FOR EVALUATING GOAL ACHIEVEMENT
                  ------------------------------------------

          1. The goals are pre-determined and agreed upon by the participant and immediate supervisor, reviewed by the Division President, Group President and/or Chief Operating Officer or Corporate Department Head and submitted to the Chief Executive Officer for approval. Strong emphasis is placed on IMPROVEMENT over the previous fiscal year; particularly where the goals relate to profits, profit margins and return on assets employed.




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          2.      At the close of each fiscal year, participants review their own performance by recording achievements as related to pre-determined goals.

          3. The supervisor then determines a performance rating percentage for each quantitative goal by comparing the goal against supervisory appraisal of the achievement of that goal. For all Division participants, a performance rating percentage for each special goal and each strategic goal will be determined by the Division President, Group President and Chief Operating Officer. For Corporate participants, these performance rating percentages will be determined by the Chief Executive Officer. A percentage achievement rating is scaled as follows:

                      --- 125% --- Outstanding Performance        ---
                      ---                                         ---
                      ---                                         ---
                      ---                                         ---
                      ---                                         ---
                      --- 100% ---     Planned Results            ---
                      ---                                         ---
                      ---                                         ---
                      ---                                         ---
                      ---                                         ---
                      ---  75% ---     Minimum Acceptable         ---
                      ---                    Performance          ---
                      ---                                         ---
                      ---                                         ---
                      ---   0% --------------------------------------


                  a. A "100% Objective Achieved" rating for any particular goal indicates that the participant met that goal right on target.

                  b. A rating of 125% is the maximum rating for any particular goal, indicating outstanding achievement of that goal.

                  c. A rating below 75% indicates less than acceptable performance, and since no credit is given for that particular goal, the performance rating is 0%.

                  d. Because certain factors cannot be accurately measured in terms of a percentage, a direct arithmetic relationship may not necessarily exist between the established goal, the appraisal of results and the



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                      performance rating percentage of that goal.

                  e. Incumbents in covered positions for less than the Plan year being measured may be awarded incentive compensation on a pro-rata basis (i.e., participant for 6 months out of 12 months would result in 50% of the normal award.)

          4. The participant's appraisal and the supervisor's rating of each goal, together with any additional comments by the supervisor, form the basis for overall performance. The overall performance rating is then reviewed for approval by subsequent levels of management. The overall evaluation may not exceed 125%.

          5. The Chief Executive Officer reviews the recommended incentive awards in terms of individual performance, the performance of the Division or Department and the overall performance of the Company, and, as appropriate, reviews his recommendations with the Compensation Committee of the Board of Directors.

          6. After the recommendations and approvals are final, a review session is held with each participant, at which time the supervisor is to review the incentive award with the participant.

          7. Fair, impartial judgement is in reality the major factor in the final determination, and not arithmetic results.

          8.      The incentive award is determined as follows:

                  a. The overall performance percentage is related to the applicable Incentive Group to determine the incentive award percentage.

                  b. The participant's salary base is multiplied by the incentive award percentage to determine the total dollar incentive award. Incentive Plan award computations are based upon the total salary of the individual for the previous twelve months or for the time in the approved position if less than a full year.

                            For example:      100% Performance of Goals
                                              Group II = 45%
                                              Salary = $140,000

                                              Incentive Award = $140,000 X 0.45
                                               = $63,000



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                  SPECIAL INCENTIVE AWARDS
                  ------------------------

                  In addition to the previously described incentive awards, the Compensation Committee of the Board of Directors may, from time to time, declare a special incentive award ("Special Incentive Award") with respect to a particular Plan year. The performance objectives and any other criteria, restrictions or procedures associated with eligibility to receive any such Special Incentive Award shall be determined by the Compensation Committee, in its sole discretion, and the material terms thereof shall be attached hereto and incorporated herein as an exhibit to the Plan. All applicable information regarding eligibility for or other aspects of any Special Incentive Award shall also be communicated in writing to all Plan participants on a timely basis.

GENERAL

Each employee should understand that the employment relationship with Sherwin-Williams, or any of its subsidiaries or affiliates, is an at-will relationship and, as such, may be terminated at any time by either party. Nothing in any application form, employee handbook, summary, booklet, policy manual or other communication is intended to be an express or implied contract of employment, or guarantee of employment for a specific period of time between an employee and the Company, a subsidiary or affiliate, unless clearly so stated and signed by both parties.


INCOME DEFERRAL
---------------

The Company has a deferred compensation Plan to provide greater flexibility in the method of payment of incentive awards. The payment of an incentive award may be deferred, in whole or in part, under the Company's Key Management Deferred Compensation Plan if that is an employee's election prior to the start of the Plan year. Otherwise, payment will be made in cash.


February, 2000


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                                    EXHIBIT A

                 INCENTIVE AWARDS AS A PERCENTAGE OF BASE SALARY
                 -----------------------------------------------


         OVERALL           GROUP         GROUP            GROUP         GROUP
          EVAL.              I             II              III          IV
         -------           -----         ------          -------        ----

         125% (Max)        60            70              95             110
         120%              55            65              88             103
         115%              50            60              81             96
         110%              45            55              74             89
         105%              40            50              67             82
         100% (Target)     35            45              60             75
          95%              32            40              54             68
          90%              29            35              48             61
          85%              26            30              42             54
          80%              23            25              36             47
          75% (Min)        20            20              30             40



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                                    EXHIBIT B

                          2000 SPECIAL INCENTIVE AWARD
                          ----------------------------


The 2000 Special Incentive Award ("2000 Award") is designed to provide a supplemental incentive award solely for the 2000 Plan year. Pursuant to the 2000 Award, Plan participants are eligible to receive up to an additional twenty percent (20%) of their base salary if certain 2000 net external sales increases established by the Compensation Committee of the Board of Directors are achieved.



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